CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of LifeGoal Homeowner Investment ETF, LifeGoal Vacation Investment ETF, LifeGoal Children Investment ETF, LifeGoal General Conservative Investment ETF, and LifeGoal Wealth Builder ETF, each a series of Northern Lights Fund Trust II, under the headings “Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 9, 2021